                                                                   EXHIBIT 10.25

                           STATER BROS. HOLDINGS INC.
                               PHANTOM STOCK PLAN


1.      PURPOSE.

        The purpose of the Stater Bros. Holdings Inc. Phantom Stock Plan (the "Plan") is to provide additional incentive compensation to a select group of management and highly compensated employees who contribute conspicuously by their ability, industry and ingenuity to the management and successful operation of Stater Bros. Holdings Inc., a Delaware corporation (the "Company") and its subsidiaries. Such additional compensation shall be provided by periodic awards to Participants (hereinafter defined) of units of hypothetical shares of the Company's Common Stock and the payment to Participants, at specified times, of the Established Value (hereinafter defined) which includes changes in fair market value of the Company's Common Stock.

2.      DEFINITIONS.

        As used herein, unless the context clearly requires otherwise, the following words and expressions shall have the meaning respectively provided:

        (a) "Affiliated Company" means any company in which the Company owns at least eighty percent (80%) of the total outstanding stock of all classes of stock in the company and at least eighty percent (80%) of the total combined voting power of all classes of company stock entitled to vote.

        (b) "Award" means the written agreement of the Company to pay additional compensation under the Plan to certain individuals selected pursuant to Section 4, such compensation to be in the amounts determined in accordance with Sections 5 through 11.

        (c) "Benefit Commencement Date" means the date determined in accordance with Section 7.1.

        (d) "Board of Directors" means the Board of Directors of the Company.

        (e) "Change in Control" shall mean and include any of the following:

             (1) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

             (2) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated the Company's then outstanding securities;

             (3) a liquidation or dissolution of the Company; or,

             (4) the sale of fifty percent (50%) or more of the assets of the Company.

        (f) "Change in Control Benefit Commencement Date" means the date determined in accordance with Section 7.2.

        (g) "Change in Control Established Value" means the value as determined in accordance with Section 6.3.

        (h) "Committee" means the Compensation Committee of the Board of Directors, which shall administer the Plan.

        (i) "Common Stock" means the Class A Common Stock of the Company, $.01 par value, as specified in the Company's Certificate of Incorporation on the date hereof, and any common or preferred stock resulting from adjustments provided in Section 14.

        (j) "Company" means Stater Bros. Holdings Inc., a Delaware corporation.

        (k) "Effective Date" means the date set forth in the Award as the effective date of the Award.

        (l) "Eligible Employee" means any management or highly compensated employee (within the meaning of Title I of the Employee Retirement Income Security Act of 1974) regularly employed by an Employer, but specifically excluding any existing shareholder of the Company or any partner of La Cadena Investments.

        (m) "Employer" means the Company and each Affiliated Company.

        (n) "Established Value" means the value as determined in accordance with
Section 6.2.

        (o) "Fair Market Value" of a share of Common Stock as of a particular determination date means the value of a share of Common Stock determined by the Board of Directors from time to time, in its reasonable discretion as of such determination date, but no less than initially at the time of any Share Units award or purchase and once each calendar year in the month of December. In making any determination of Fair Market Value, the Board of Directors may consult with an investment banking firm or firms and may take into consideration the following:

             (1) the nature of the Company's business and the history of its business since its inception;

             (2) the economic outlook in general, the state and regional economic outlook and specifically for the areas in which the Company conducts its business and the condition and outlook of the Company's specific industry in particular;


             (3) the book value of the Common Stock and the financial condition of the Company;

             (4) the Company's earnings from both an historical and projected basis;

             (5) the earning capacity of the Company;

             (6) the extent to which the Company has goodwill or other intangible value; and

             (7) the market price or value of companies engaged in the similar business to the extent such information is available to the Board of Directors.

        (p) "Normal Retirement Age" means 65 years of age.

        (q) "Participant" means any Eligible Employee selected by the Chairman or Chief Executive Officer of the Company, the Committee and the Board of Directors pursuant to Section 4.1 to receive the grant of an Award.

        (r) "Plan" means the Stater Bros. Holdings Inc. Phantom Stock Plan.

        (s) "Retirement" shall mean a Participant's termination of employment with the Employer at or after Normal Retirement Age if the Participant has completed at least fifteen (15) years of employment with the Employer.

        (t) "Share Unit" means, subject to the provisions of Section 14, the equivalent of a fractional share of Common Stock determined in accordance with
Section 6.2.

        (u) "Stated Value" means the initial value assigned to a Share Unit as of the Effective Date of the Award.

        (v) "Termination of Employment" shall occur when, prior to a Change in Control, a Participant is no longer employed by any Employer.

        (w) "Total Permanent Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

3.      ADMINISTRATION OF THE PLAN.

        3.1 Administrator. The Plan shall be administered by the Committee, who shall have complete discretion and authority to interpret and construe the Plan and any Awards issued thereunder, decide all questions of eligibility and benefits (including underlying factual determinations), and adjudicate all claims and disputes.

        3.2 Administrative Rules. The Committee may (a) adopt, amend and rescind rules and regulations relating to the Plan; (b) determine the terms and provisions of the respective Awards, including provisions defining or otherwise relating to (i) the duration of the Awards and (ii) the effect of approved leaves of absence on the rights to benefits under the Plan; (c) construe the provisions of the Plan and the respective Awards; and (d) make all determinations necessary or advisable for administering the Plan. Any such actions by the Committee shall be consistent with the provisions of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem expedient to carry the Plan or Award into effect, and it shall be the sole and final judge of such expediency. The determination of the Committee on the matters referred to in this Section 3.2 shall be final, binding, and conclusive on all interested parties.

4.      ELIGIBILITY AND PARTICIPATION.

        4.1 Eligibility and Grant of Awards. Awards may be granted to any Eligible Employee. Subject to the express provisions of the Plan, the Chairman of the Board or Chief Executive Officer of the Company must first recommend, in his or her sole discretion, which Eligible Employees shall be granted Awards. Both the Committee and the Board of Directors must then approve such recommendation, and upon such approval such Eligible Employees shall become Participants herein and shall be granted such Awards as shall be determined by the Committee. The number of units awarded shall be assigned a stated value determined by the Committee using the initial stated value of a Share Unit of $20.00 per unit and increasing or decreasing such stated value on a pro rata basis by increases or decreases in the Fair Market Value of the Company's Common Stock from October 1, 2000 to the Effective Date of the Award. Each Award granted pursuant to the Plan shall be evidenced by an agreement substantially in the form set forth following the end of this Plan, executed by the Company and sent to the Eligible Employee to whom the Award is granted, shall specify the number of Share Units awarded to the Eligible Employee and shall incorporate such terms as are required by the Plan and as the Committee shall deem necessary or desirable. Subject to the requirements for vesting and unless otherwise specified in the agreement granting the Award, the specified number of Share Units shall be deemed credited as of the month and day of the Effective Date of the Award.

        4.2 Effect of Adoption. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award under the Plan.

5.      CREDITS TO ACCOUNTS.

        5.1 Credits - General; Bookkeeping. The Committee shall establish a memorandum bookkeeping account with respect to each Participant which shall include the Stated Value and the Fair Market Value of the Company's Common Stock at the time of the Award or Purchase of Share Units. The number of Share Units awarded to each Participant from time to time shall be credited to the Participant's account, such credits to include Awards made pursuant to Section 4.1; amounts required to be credited to the account of such Participant pursuant to Section 5.2; and Share Units purchased by a Participant pursuant to Section 5.4.

        5.2 Additional Credits. Whenever the Company pays any dividends (other than in Common Stock) upon issued and outstanding Common Stock, or shall make any distribution (other than in Common Stock) with respect thereto, the Company may or may not, in its sole and absolute discretion, credit to the account of a Participant a number of Share Units determined by using the "fair value" of any dividend (or other distribution) made by the Company with respect to a share of its Common Stock and applying the formula set forth below. In the case of a cash dividend or distribution, the "fair value" thereof shall be the amount of such cash, and, in the case of any other dividend or distribution, the "fair value" thereof shall be such amount as shall be determined in good faith by the Committee. The number of Share Units to be credited to each Participant shall be determined by the following formula:

Fair Value of    x     Stated Value of a     x     Total Number of      =     Amount of
the dividend           Share Unit +                Share Units held           Share Units
per share of           --------------------        by Participant             to be credited
Common Stock           Fair Market Value
                       of one share of
                       Common Stock

If the Company pays any dividend or distribution upon its issued and outstanding Common Stock when such dividend or distribution is payable in additional shares of such Common Stock, the Company may or may not, in its sole and absolute discretion, credit to the account of a Participant a number of Share Units determined by the following formula:

Amount of        x     Stated Value of a     x     Total Number of      =     Amount of
additional             Share Unit +                Share Units held           Share Units
shares                 --------------------        by Participant             to be credited
of Common              Fair Market Value
Stock issued           of one share of
per share of           Common Stock
Common Stock

Any such additional Share Units credited to a Participant shall vest as specified in Section 6.1.

        5.3 Cessation of Credits. There shall be no further credits to the account or accounts of a Participant after his or her Termination of Employment or a Change in Control; provided, however, that a Participant shall be entitled to be paid any amounts otherwise payable pursuant to Section 6.

        5.4 Participant Contributions. Prior to December 31 of each year, a Participant may purchase additional Share Units, but only in a dollar amount not to exceed the dollar amount of any bonus awarded to the Participant by the Company for the immediately preceding fiscal year of the Company. The number of Share Units which may be purchased pursuant to this Section 5.4 shall be determined in the manner specified in Section 4.1 for Grants of Awards and shall be evidenced by an Agreement substantially in the form attached hereto executed by the Company and specifying the number of Share Units purchased by a Participant.

6.      VESTING; VALUATION OF ACCOUNTS.

        6.1 Vesting. Except as provided in Section 5.4, Participants shall vest in their respective accounts on the fifth (5th) anniversary of the Effective Date of the Award or as otherwise approved by the Company, except that upon a Participant's Retirement, Total Permanent Disability or death prior to the fifth
(5th) anniversary of the Effective Date of the Award, such Participant shall vest in his/her account, on the following basis prorated to the date of Retirement, Total Permanent Disability or death: twenty percent (20%) on the first (1st) anniversary of the Effective Date of the Award, twenty percent (20%) on the second (2nd) anniversary of the Effective Date of the Award, twenty percent (20%) on the third (3rd) anniversary of the Effective Date of the Award, twenty percent (20%) on the fourth (4th) anniversary of the Effective Date of the Award, and twenty percent (20%) on the fifth (5th) anniversary of the Effective Date of the Award or as otherwise approved by the Company. Notwithstanding the foregoing, all Participants will be one hundred percent (100%) vested upon any Change in Control. If a Participant voluntarily terminates his/her employment or if Participant is terminated for cause (as hereinafter defined) prior to the fifth (5th) anniversary of the Effective Date of the Award, he/she shall not vest, in whole or in part, in his/her respective account and such Participant shall not be entitled to any payment under the Plan. The Committee reserves the right to modify the vesting of any account upon the death or disability of a Participant.

        6.2 Established Value. Upon a Participant's Retirement, Total Permanent Disability or death, the "Established Value" of the total number of vested Share Units credited to his or her account shall be determined. If such event occurs within two (2) years from the Effective Date of the Award, the determination of Established Value shall be made by multiplying the total number of Share Units credited to such Participant's account at the time of determination by the difference between (i) the Stated Value of a Share Unit and (ii) the current value of such Share Unit calculated by increasing the Stated Value by the percentage increase in the Fair Market Value of a share of Common Stock from the Effective Date to the date of a Participant's Retirement, Total Permanent Disability or death. If such event occurs after two (2) years from the Effective Date of the Award, the Established Value shall be determined by increasing or decreasing the Stated Value by the percentage increase in the Fair Market Value of a share of Common Stock from the Effective Date to the date of a Participant's Retirement, Total Permanent Disability or death and multiplying such amount by the number of Share Units credited to the Participant's account.

        6.3 Change in Control Established Value. As of the day immediately preceding the closing of a Change in Control, the "Change in Control Established Value" of the total number of

Share Units credited to the accounts of all Participants shall be determined. The Change in Control Established Value of a Participant's account shall equal the product of the number of Share Units credited to such Participant's account at the time of determination (whether or not then vested) multiplied by the then current value of one Share Unit. The current value of a Share Unit shall be determined by increasing or decreasing the Stated Value by the percentage increase in the Fair Market Value of a share of Common Stock from the Effective Date to the date of determination.

        6.4 No Segregation of Assets. The Employer shall not segregate any assets in connection with or as a result of the determination of the Established Value or the Change in Control Established Value with respect to any Participant. The rights of a Participant to benefits under this Plan shall be solely those of a general, unsecured creditor of the Employer.

        6.5 Payments. Payment of the amount equal to the Established Value or Change in Control Established Value of a Participant's account shall be made by the Company or the applicable Employer, in the sole discretion of the Board of Directors of the Company and the Board of Directors of such Employer, only in cash upon the terms and at the times provided in Sections 7, 8, 9, 10, 11, and 24 below. A Participant shall only be entitled to the Established Value or the Change in Control Established Value of his or her account, as is appropriate. If a Benefit Commencement Date (as defined in Section 7.1) occurs before a Change in Control Benefit Commencement Date (as defined in Section 7.2), then the Participant's benefits under the Plan shall be governed by the amount of the Established Value of his or her account, which amount shall be paid at the time and in the manner hereinafter provided. Should a Change in Control Benefit Commencement Date occur prior to a Benefit Commencement Date, then a Participant's benefits hereunder shall be governed by the Change in Control Established Value of his or her account, which amount shall be payable at the times and in the manner hereinafter provided.

7.      COMMENCEMENT OF PAYMENT.

        7.1 Benefit Commencement Date. The date on which payment of a Participant's Established Value shall commence ("Benefit Commencement Date") shall be the ninetieth (90th) day following the Retirement, Total Permanent Disability or death of such Participant. The Company, in its sole discretion, may authorize an earlier date for the Benefit Commencement Date.

        7.2 Change in Control Benefit Commencement Date. The payment of the Change in Control Established Value of a Participant's account shall be made ("Change in Control Benefit Commencement Date") on the day immediately preceding the closing of a Change in Control.

8.      METHOD OF PAYMENT.

        8.1 Established Value. Payments of the Established Value of a Participant's account, at the option of the Company or the applicable Employer, shall be made in (i) a lump sum or (ii) in equal annual installments over a five
(5) year period from the Benefit Commencement Date provided that such payments shall not violate the provisions or covenants of any bank credit agreement, the Indenture dated August 6, 1999 with respect to the Company's 10_% Senior Notes due 2006 or any other agreements then in effect to which the Company is a party. Such payments shall be sufficient to amortize the Participant's Established Value plus interest computed at the then prevailing prime rate of the Bank of America over such five (5) year period.

        8.2 Change in Control Established Value. Payment of the Change in Control Established Value of a Participant's account shall be made in a single lump sum.

9.      RECIPIENT OF BENEFITS.

        (a) Except as is provided in Section 9(c) below, payments under the Plan shall be made to the Participant if the Participant is then living.

        (b) In the event of the Participant's death, the benefits payable under the Plan shall be paid to the beneficiary or beneficiaries designated by the Participant in accordance with Section 10 below or as otherwise provided in such
Section 10.

        (c) Whenever and as often as any person entitled to benefits hereunder shall be under a legal disability, or in the sole judgment of the Committee shall otherwise be unable to apply such payments in furtherance of his or her own interests and advantage, the Committee, in the exercise of its discretion, may direct all or any portion of such payments to be made in any one or more of the following ways:

                (i)     Directly to such person;

                (ii) To the guardian of his or her person, or of his or her estate; or

                (iii) To his or her spouse or to any other person, to be expended for his or her benefit.

The decision of the Committee as to the recipient or recipients of Plan benefits shall, in each case, be final, binding and conclusive upon all persons that are interested hereunder, and the Committee shall not be obligated to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of the obligations of the Committee and of the Company, to the extent of the amounts so paid.

10.     BENEFICIARY DESIGNATION.

        Each Participant must, on a form provided for that purpose, signed and filed with the Company at any time prior to complete distribution of amounts payable under the Plan, designate a beneficiary (or beneficiaries) or his or her estate to receive the benefits, if any, which may be payable in event of his or her death, pursuant to any of the provisions of the Plan, and each such designation may be revoked by such Participant by signing and filing with the Company a new designation of beneficiary form prior to such complete distribution. As a condition to any married Participant naming a person other than his or her spouse as beneficiary, the Committee may, in its discretion, require the consent of such spouse. If a deceased Participant failed to name a beneficiary in the manner above prescribed, or if the beneficiary or beneficiaries named by a deceased Participant predecease the Participant, the benefits payable hereunder with respect to such Participant as of the date of his or her death shall be paid, in the discretion of the Committee either to (i) a person otherwise designated by such Participant as a beneficiary for purposes of the Plan, (ii) all or any one or more of the persons comprising the group consisting of the Participant's spouse, the Participant's descendants, the Participant's parents, or the Participant's heirs-at-law, and the Committee may pay the entire amount to any member of such group or apportion such amount among any two (2) or more of them in such shares as the Committee, in its sole discretion, shall determine, or
(iii) the estate of such Participant. In any of such cases, the Committee, in its sole discretion, may direct that payment be paid in a lump sum. Any payment made to any person pursuant to the power and discretion conferred upon the Committee hereunder shall operate as a complete discharge of all obligations under the Plan with respect to such deceased Participant and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

11.     WITHHOLDING OF TAXES.

        The amounts payable to a Participant under the Plan shall be reduced by any amount which the Company or the applicable Employer is required to withhold with respect to such payments under the then applicable provisions of the Internal Revenue Code, and state or local income tax laws.

12.     NOTICES; ABANDONMENT OF BENEFITS.

        12.1 Address of Recipients. The Participant and other persons entitled to benefits under the Plan shall file with the Company from time to time in writing the Participant's or such persons' mailing address and each change of address. Any check representing payment and any communication addressed to the Participant or other person entitled to benefits under the Plan at his or her last address filed with the Company, or if no such address has been filed, then at his or her last address as indicated on the records of the Company, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail, postage prepaid.

        12.2 Notice to Participants and Abandonment. If the Company, for any reason, is in doubt as to whether payments made pursuant to the Plan are being received by the person entitled thereof, it shall, by registered mail addressed to the person concerned, at such person's address last known to the Company, notify such person that (i) all unmailed and future payments shall be henceforth withheld until he or she provides the Company with evidence that he or she is still living and provides the Company with his or her proper mailing address, and (ii) his or her right to any payment under the Plan shall be canceled if, at the expiration of four (4) years from the date of such mailing, he or she shall not have provided the Company with evidence of his or her continued life and his or her proper mailing address. If, upon expiration of four years from the date of such mailing, the Company shall not have received the requested information, such persons shall be deemed to have abandoned forever his or her right to any benefits provided under the Plan.

13.     RESTRICTIONS ON ELIGIBLE EMPLOYEES.

        13.1 Continued Employment. The grant of an Award to an Eligible Employee pursuant to the Plan shall not give the Eligible Employee any right to be retained in the employ of the Employer and the right and power of the Employer to dismiss or discharge any Eligible Employee is specifically reserved.

        13.2 No Property Rights. The grant of an Award to an Eligible Employee pursuant to the Plan shall not be deemed the grant of a property interest in any assets of the Company or the Employer. Subject to Section 6, such grant is merely intended to evidence a general obligation of the Company to comply with the terms and conditions of the Plan and make payments in accordance therewith from the assets of the Company which are available for the satisfaction of obligations to creditors.

        13.3 No Rights as a Shareholder. A Participant shall have no dividend, voting, or any other rights as a shareholder with respect to any Share Units.

14.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        Except in the case in which a Participant's account is automatically credited with additional Share Units in accordance with Section 5.2, in the event of any change in the number of outstanding shares of the Common Stock effective without receipt of consideration therefor by the Company, by reason of a stock dividend or split, combination, exchange of shares or other recapitalization, merger in which the Company is the surviving corporation or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment (a) in the number or kind of Share Units then held in a Participant's account, or (b) in the number of Share Units that may be awarded to any one (1) Eligible Employee, or (c) in computations based upon Common Stock, the number of shares thereof, or the Fair Market Value thereof, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

15.     AMENDMENT OR TERMINATION.

        The Board of Directors may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all provisions of the Plan, except that no amendment, modification, change, suspension, or termination may affect any right of any Participant, without his or her consent, who has been granted an Award pursuant to the Plan, with respect to any vested benefit that has accrued thereunder prior to the effective date of such amendment, modification, change, suspension, or termination.

16.     ASSIGNMENT.

        No right or interest to or in any Award, payment or benefit to a Participant shall be assignable by such Participant except by will or the laws of descent and distribution. No right, benefit or interest of a Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentences shall, to the full extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude a Participant from designating one or more Beneficiaries to receive any amount that may be payable to such Participant under the Plan after his or her death and shall not preclude the legal representatives of the Participant's estate from assigning any right hereunder to the person or persons entitled thereto under his or her will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his or her estate.

17.     INFORMATION CONFIDENTIAL.

        As partial consideration for the Company's making of an Award, each Participant shall hold in confidence all information and knowledge which the Participant has relating to the manner and amount of his or her participation in the Plan.

18.     NOTICES.

        Whenever any notice is required or permitted hereunder, such notice; must be in writing and personally delivered or sent by mail, overnight delivery, or facsimile. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or sent by facsimile, or, whether actually received or not, on the first business day after sent by overnight delivery, and the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice and delivered in accordance herewith. The Company or a Participant may change, at any time and from time to time, by written notice to the other, the address which it, he or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Participant shall specify as its, his and her address for receiving notices, the address set forth in the letter agreement pertaining to the Award to which such notice relates.

19.     CAPITAL STRUCTURE.

        This Plan and the Awards granted hereunder shall have no effect on the Company's capital structure, and shall not affect the right of the Company or any Affiliated Company to reclassify, recapitalize, or otherwise change its debt or capital structure, or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

20.     OTHER BENEFITS.

        Amounts paid under the Plan shall not be considered as part of a Participant's salary or compensation under any other employee benefit plan, or otherwise used for the calculation of any other pay, allowance, pension or other benefits, unless expressly provided by such other employee benefit plan or required by applicable law.

21.     INUREMENT OF RIGHTS AND OBLIGATIONS.

        The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their respective beneficiaries and legal representatives.

22.     ARBITRATION.

        Any controversy, dispute or claim hereunder shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, using a single arbitrator. Judgment upon any award rendered by such arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the City and State of the Company's principal executive office. In connection with arbitration conducted in accordance herewith, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs. The arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by a Participant of any of his or her covenants contained herein or in any Award agreement.

23.     ENTIRE AGREEMENT.

        This Plan and any Award agreement constitute the entire agreement between the Company and the Participants concerning the subject matter hereof, and supersedes all other agreements, whether written or oral, pursuant to such subject matter. Any amendment or modification hereto must be made in accordance with the provisions of Section 15.

24.     PAYMENTS LIMITED TO DEDUCTIBLE AMOUNT.

        Notwithstanding anything herein to the contrary, no amounts shall be payable hereunder to the extent that the same would not be deductible by the Company for federal income tax purposes (whether pursuant to Internal Revenue Code Sections 162(m), 280G, or otherwise).

25.     TAX TREATMENT.

        The Employer is not responsible for, and makes no representation or warranty whatsoever in connection with the tax treatment hereunder and each Participant should consult his or her own tax advisor.

26.     ADOPTION OF PLAN.

        The Plan shall be effective as of June 27, 2000, the date the Board of Directors of the Company adopted the Plan.

27.     GENERAL.

        27.1 Laws Governing. The substantive laws of the State of California shall govern the validity, construction, enforcement, and interpretation of the Plan and Awards, unless otherwise specified therein.

        27.2 Good Faith Determinations. No member of the Committee or the Board of Directors shall be liable, with respect to the Plan or any Award, for any act, whether of commission or omission, taken by any other member or by any officer, agent, or employee of the Employer or the Company, nor, expecting circumstances involving his or her own bad faith, for anything done or omitted to be done by himself or herself.

        27.3 Effect of Headings. Section headings contained in the Plan are for convenience only and shall not affect the construction of the Plan.

        27.4 Invalid Provisions. If any provision of the Plan or any Award granted hereunder is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of the Plan, (1) such provision shall be fully severable; (2) the Plan or such Award shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of the Plan or such Award; and (3) the remaining provisions of the Plan or such Award shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or severance from the Plan or such Award. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of the Plan or such Award a provision as similar terms to such illegal, invalid, or unenforceable provision as is possible and still be legal, valid, and enforceable.

        27.5 Set-Off. The Company shall be entitled, at its option and not in lieu of any other remedies to which it may be entitled, to set off any amounts due the Company or any affiliate of the Company against any amount due and payable by the Company or any affiliate of the Company to a Participant pursuant to this Plan or otherwise.

        27.6 Waivers. No waiver of any term or condition hereof shall be binding unless it is in writing and signed by the Committee and the affected Participant. The waiver by any party of a breach of any provision of this Plan shall not operate or be construed as a Waiver of any subsequent breach by any party.


[END OF PHANTOM STOCK PLAN]

                           STATER BROS. HOLDINGS INC.

                          PHANTOM STOCK AWARD AGREEMENT


        THIS PHANTOM STOCK AWARD AGREEMENT ("Agreement"), made and entered into on the date set forth in Annex A hereto, between Stater Bros. Holdings Inc., a Delaware corporation (herein called the "Employer"), and the individual named in Annex A hereto (such individual being herein called "Participant").

                              W I T N E S S E T H:

        WHEREAS, the Participant is employed by the Employer in a key position and the Employer desires Participant to remain in its service, and to give Participant added incentive to advance the interests of the Employer through the Stater Bros. Holdings Inc. Phantom Stock Plan (the "Plan"), and desires to grant Participant a Phantom Stock Award ("Award") under terms and conditions established by the Compensation Committee of the Board of Directors of Stater Bros. Holdings Inc. (the "Committee").

        NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Employer and
Participant:

        1. Subject to the terms and conditions set forth herein, the Employer grants to the Participant an Award of the number of Share Units (within the meaning of the Plan) specified in Annex A hereto, such award to be payable as provided in the Plan and as set forth in Annex A.

        2. The rights under this Award shall not be transferable except by will or by the laws of descent and distribution. During the Participant's lifetime this Agreement shall be payable only to Participant. No assignment or transfer of this Agreement, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Agreement.

        3. The Participant shall not be deemed a stockholder of the Employer with respect to any of the Share Units subject to this Agreement. This Agreement shall not confer on Participant any right to continue in the service of the Employer, or any of its affiliates, or affect their right to terminate Participant's service at any time, and nothing contained herein shall be deemed a waiver or modification of any provision contained in any agreement between Participant and the Employer or any parent or subsidiary thereof. This Agreement shall not affect the right of the Employer or any parent or subsidiary thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up or otherwise reorganize.

        4. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy which may arise under this Agreement shall be determined by the Committee in its sole discretion.

        5. The Employer's address for purposes of notices under the Plan is:

                           Stater Bros. Holdings Inc.
                           21700 Barton Road
                           P.O. Box 150
                           Colton, CA 92324

        6. The Participant's address for purposes of notices under the Plan is as set forth in Annex A hereto.

        7. The terms of this Award are governed by and supplemented by the terms of the Plan, a copy of which is attached hereto as Exhibit "A" and made a part hereof as if fully set forth herein. In the case of any inconsistency between the terms of this Agreement and the terms of this Plan, the terms of the Plan shall govern. Any matter that is not addressed by this Agreement but that is addressed by the Plan shall be governed by the Plan.

        IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed on the day and year specified in Annex A hereto, and the Participant has hereunto set his/her hand.



                                      ------------------------------------------
                                      Participant


                                      Stater Bros. Holdings Inc.,
                                      a Delaware corporation


                                      By:
                                         ---------------------------------------
                                      Jack H. Brown
                                      Its:  Chairman of the Board, President
                                            and Chief Executive Officer

                                     ANNEX A
                                       TO
                           STATER BROS. HOLDINGS INC.
                          PHANTOM STOCK AWARD AGREEMENT



Date of Agreement: August __, 2000; Effective Date: October 1, 2000

Name of Participant: ___________________________________________________________

Stated Value of one Share Unit: $20.00

Number of Share Units awarded under this Agreement:_____________________________

Fair Market Value of one Share of Common Stock: To be determined as of October 1, 2000

Address of Participant (for purpose of notices under the Plan):

                     ------------------------------------------

                     ------------------------------------------

                     ------------------------------------------

This Phantom Stock Award shall be paid in cash upon the terms and conditions and on the payment dates described below: Share Units shall become vested on the fifth (5th) anniversary of the Effective Date of the Award or as otherwise approved by the Company, except that upon a Participant's Retirement, Total Permanent Disability or death prior to the fifth (5th) anniversary of the Effective Date of the Award, such Participant shall vest in his/her account, on the following basis prorated to the date of Retirement, Total Permanent Disability or death: twenty percent (20%) on the first (1st) anniversary of the Effective Date of the Award, twenty percent (20%) on the second (2nd) anniversary of the Effective Date of the Award, twenty percent (20%) on the third (3rd) anniversary of the Effective Date of the Award, twenty percent (20%) on the fourth (4th) anniversary of the Effective Date of the Award, and twenty percent (20%) on the fifth (5th) anniversary of the Effective Date of the Award or as otherwise approved by the Company. Notwithstanding the foregoing, all Participants will be one hundred percent (100%) vested upon any Change in Control. If a Participant voluntarily terminates his/her employment or if Participant is terminated for cause (as defined in the Plan) prior to the fifth
(5th) anniversary of the Effective Date of the Award, he/she shall not vest, in whole or in part, in his/her respective account and such Participant shall not be entitled to any payment under the Plan. The Established Value of each Share Unit shall be determined in accordance with the provisions of the Plan and all payments due under this Award shall be made as determined by the Company or the appropriate Employer pursuant to the Plan.